Gumi Tel-Aviv LTD

גומי תל אביב בע"מ
Gumi Tel aviv Ltd

גומי תל-אביב בע"מ

TO:
Dynamic applications corp.
14 Menachem Begin street
Rama Gan
Israel

5/26/2013

Att:
Mr. Eli Gonen – Chairman

Dear Mr. Gonen

We are pleased to inform you that we have produced the first version for the percussion device's prototype , based on your US 5497555: "Electromagnetic percussion device"

Attached please find a product case.

We will immediately start conducting an in depth market research including investigating the option to suggest a possible use with Sensoil's product line.

Best Regards

Zvi Azulay CEO

גומי תל-אביב בע"מ
המשביר 10 א.ת. חולון 58855
טל. 7357700, 03-5599703
פקס. 03-5599702

מוצרי גומי, פלסטיקה הנדסית וחומרי אטימה לתעשיה
רח' המשביר, 10 א.ת. חולון 58855 טל. (רב קווי): Tel. 03-5599703, 7357700
פקס. 5599702, Fax. 03-5582111 מען למכתבים: ת.ד. 1858, חולון 58117
כתובתינו באינטרנט: E-mail: gumi@gumi.co.il, Web Site: www.gta.co.il